INDEPENDENT AUDITORS' CONSENT



We consent to the use in Post-Effective Amendment No. 51 to Registration Statement No. 33-31602 of Liquid Cash Trust, of our report dated May 11, 2001 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.



Boston, Massachusetts
May 24, 2001